CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of Cova Financial Services Life Insurance Company

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                           /S/ KPMG PEAT MARWICK LLP




St. Louis, Missouri
May 13, 1997